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                                                                   Exhibit 99(2)

                AMENDED AND RESTATED SUB-ADMINISTRATION AGREEMENT

          AMENDED AND RESTATED SUB-ADMINISTRATION AGREEMENT made as of November 1, 2004 by and between Morgan Stanley Investment Management Inc. (formerly, Morgan Stanley Asset Management Inc.) ("MSIM"), and J.P. Morgan Investor Services Co., a Delaware corporation (the "Administrator").

                              W I T N E S S E T H:

          WHEREAS, The Morgan Stanley Institutional Fund, Inc. (the "Fund") is registered as a no-load, diversified, open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and currently consists of separate operating portfolios; and

          WHEREAS, MSIM is responsible for the provision of certain transfer agent, fund accounting and administration services to the Fund pursuant to the Agreement between MSIM and the Fund dated as of October 1, 1988 (the "MSIM Administration Agreement") and entered into an Administration Agreement with the Administrator (f/k/a United States Trust Company of New York), effective as of February 24, 1992, as amended (the "Current Sub-Administration Agreement") to provide certain services with respect to the Fund; and

          WHEREAS, on the date hereof, MSIM and the Fund are entering into an Amended and Restated Administration Agreement to remove from the MSIM Administration Agreement provisions relating to transfer agency and dividend disbursing services; and

          WHEREAS, MSIM wishes to retain the Administrator to provide certain fund accounting and administration services with respect to the Fund, and the Administrator is willing to furnish such services;

          WHEREAS, this Agreement amends and restates, in its entirety, the Current Sub-Administration Agreement to remove the provisions relating to transfer agency and dividend disbursing services;

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          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT AND DELEGATION. (a) MSIM hereby appoints the Administrator to provide fund accounting and fund administration services for MSIM for the benefit of the Fund, subject to the supervision of MSIM and the Board of Directors of the Fund (the "Board"), for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 4 of this Agreement. In the event that the Fund establishes one or more additional portfolios with respect to which MSIM decides to retain the Administrator to act as administrator hereunder, MSIM shall notify the Administrator in writing. If the Administrator is willing to render such services to a new portfolio, they shall so notify MSIM in writing whereupon such portfolio shall become subject to the provisions of this Agreement to the same extent as the existing portfolios of the Fund, except to the extent that said provisions (including those relating to the compensation payable by MSIM) may be modified with respect to such portfolio in writing by MSIM and the Administrator at the time of the addition of such new portfolio.

     2. DELIVERY OF DOCUMENTS. The Fund has furnished the Administrator with copies, properly certified or authenticated, of each of the following:

          (a) Resolutions of the Fund's Board of Directors authorizing the appointment of the Administrator to provide certain transfer agency, fund accounting and administration services to the Fund and approving this Agreement;

          (b)  The Fund's Articles of Incorporation ("Charter");

          (c)  The Fund's By-Laws ("By-Laws");

          (d) The Fund's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

          (e) The Fund's current registration statement on Form N-lA (the "Registration Statement") under the Securities Act of 1933 and the 1940 Act, as filed with the SEC; and

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          (f)  The Fund's most recent Prospectus and Statement of Additional
Information and all amendments and supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectus").

          MSIM will timely furnish the Administrator from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

     3. SERVICES PROVIDED BY THE ADMINISTRATOR. The Administrator shall discharge the following responsibilities subject to the control of MSIM and the Fund's Board of Directors, and in compliance with the objectives, policies and limitations set forth in the Fund's registration statement, By-Laws and applicable laws and regulations.

     A. GENERAL ADMINISTRATION. Under the direction of MSIM and the Fund's Board of Directors, the Administrator shall manage, administer, and conduct the general business activities of the Fund other than those which have been contracted to third parties by the Fund. The Administrator shall provide the personnel and facilities necessary to perform such general business activities under the supervision of MSIM and the Fund's Board of Directors and Executive Officers. A detailed description of these services is included in Attachment A of this agreement.

     B. FUND ACCOUNTING. The Administrator shall provide the following accounting services to the Fund:

          1) Maintenance of the books and records and accounting controls for the Fund's assets, including records of all securities transactions;

          2) Calculation and transmission of the Fund's Net Asset Value to the NASD source for publication of prices in accordance with the prospectus and to such other entities as directed by MSIM;

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          3)   Accounting for dividends and interest received and distributions made by the Fund;

          4) Preparation and filing of the Fund's tax returns and Semi-Annual Reports;

          5) Production of transaction data, financial reports and such other periodic and special reports as the Board of Directors of the Fund may reasonably request;

          6) The preparation of financial statements for the semi-annual and annual reports and other shareholder communications;

          7) Liaison with the Fund's independent registered public accounting firms; and

          8) Monitoring and administration of arrangements with the Fund's custodian and depository banks.

          A descriptions of reports that will be available to the Fund is included in Attachment A of this Agreement.

     The Administrator will also:

          (a) Provide office facilities (which may be in the offices of the Administrator or a corporate affiliate of them, but shall be in such location as the Fund shall reasonably approve) and the services of a principal financial officer to be appointed by the Fund;

          (b) Furnish statistical and research data, clerical services, and stationery and office supplies;

          (c) Assist in the monitoring of regulatory and legislative developments which may affect the Fund and, in response to such developments, counsel and assist the Fund in routine regulatory examinations or investigations of the Fund, and work with outside counsel to the Fund in connection with regulatory matters or litigation.

     In performing its duties as administrator of the Fund, the Administrator
(a) will act in accordance with the Fund's Articles of Incorporation, By-Laws, Prospectus, Statement of Additional Information and the instructions and directions of the Fund's Board of Directors and will conform to, and comply with, the

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requirements of the 1940 Act and all other applicable Federal or state laws and regulations, and (b) will consult with outside legal counsel to the Fund, as necessary or appropriate.

     The Administrator will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under said Act in connection with the services required to be performed hereunder. The Administrator further agrees that all such records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request.

     4. FEES; EXPENSES; EXPENSE REIMBURSEMENT. For the services rendered pursuant to this Agreement for the Fund, the Administrator shall be entitled to a fee as provided for in Attachment A of this agreement. Such fees are to be computed daily and paid monthly within the first fifteen days of the following month. Upon any termination of this Agreement before the end of any month, the fee for such part of the month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

     For the purpose of determining fees payable to the Administrator, the value of the Fund's net assets shall be computed as required by its Prospectus, generally accepted accounting principles and resolutions of the Fund's Board of Directors.

     The Administrator will from time to time employ or associate with themselves such person or persons as they may believe to be fitted to assist them in the performance of this Agreement. Such person or persons may be officers and employees who are employed by both the Administrator and the Fund. The compensation of such person or persons for such employment shall be paid by the Administrator and no obligation may be incurred on behalf of the Fund in such respect.

     The Administrator will bear all expenses in connection with the performance of its services under this Agreement except as otherwise expressly provided herein. Other expenses to be incurred in the operation of the Fund, including taxes, interest, brokerage fees and commissions, if any, salaries and fees of officers and Directors who are not officers, directors, shareholders or employees of the Administrator, or the Fund's investment adviser or distributor for the Fund, SEC fees and state Blue Sky qualification

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fees, advisory and administration fees, charges of custodians, certain insurance premiums including fidelity bond premiums, outside auditing and legal expenses, costs of maintenance of corporate existence, typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Fund, costs of shareholders' reports and corporate meetings and any extraordinary expenses, will be borne by the Fund, provided, however, that, except as provided in any distribution plan adopted by the Fund, the Fund will not bear, directly or indirectly, the cost of any activity which is primarily intended to result in the distribution of shares of the Fund, and further provided that the Administrator may utilize one or more independent pricing services, approved from time to time by the Board of Directors of the Fund, to obtain securities prices in connection with determining the net asset value of the Fund. The Fund will reimburse the Administrator for its share of the cost of such services based upon its actual use of the services.

     5. PROPRIETARY AND CONFIDENTIAL INFORMATION. The Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund's prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of their responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

     6. LIMITATION OF LIABILITY. The Administrator shall not be liable for any error of judgement or mistake of law or for any loss or expense suffered by the Fund, in connection with the matters to which this Agreement relates, except for a loss or expense resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     7. TERM. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. The Agreement shall continue in effect unless terminated by either

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party on 90 days' prior written notice. Notwithstanding anything in this
Agreement to the contrary, this Agreement shall terminate on the termination of the MSIM Administration Agreement. Upon termination of the Agreement, MSIM shall pay to the Administrator such compensation as may be due under the terms hereof as of the date of such termination. This agreement shall automatically terminate upon its assignment by the Administrator without the prior written consent of MSIM, provided, however, that no such assignment shall release the Administrator from its obligations under this Agreement.

     8. HIRING OF EMPLOYEES. The Fund and the Administrator agree that they will not enter into discussions of employment or make offers of employment to each others' employees without written approval from the other.

     9.   GOVERNING LAW. This Agreement shall be governed by New York law.

     10. AMENDMENTS. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

     11. MISCELLANEOUS. The parties to this Agreement acknowledge and agree that all liabilities arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, including without limitation, liabilities arising in connection with any agreement of the Fund set forth herein to indemnify any party to this Agreement or any other person, shall be satisfied out of the assets of the Fund and that no Director, officer or shareholder of the Fund shall be personally liable for any of the foregoing liabilities.

     If a change or discharge is sought against the Fund, the instrument must be signed by the Administrator.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date indicated below.


                                      MORGAN STANLEY INVESTMENT MANAGEMENT
                                      INC.

                                         By:  /s/ Ronald E. Robison
                                             -----------------------------------
                                              Title: Managing Director


                                      J.P. MORGAN INVESTOR SERVICES CO.

                                         By:  /s/ Mark W. Kucera
                                             -----------------------------------
                                              Title: Vice President

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ATTACHMENT A: FEE SCHEDULE

Fund Administration Fee Schedule:
     Whichever is the GREATER amount, (1) fund complex minimum, or (2) basis point charge plus additional revenue components (see itemized list below).

OPEN END FUNDS

     (1)  FUND COMPLEX MINIMUM CALCULATED AS FOLLOWS:

-    Number of funds * $45,000

     (2)  BASIS POINT CHARGE CALCULATED AS FOLLOWS:

- All funds: 1.175bps on first $40bln, 1.1bps on next $10bln, 1bps on all assets over $50bln. (Basis point charge will be applied to the aggregate level of Morgan Stanley Open End fund assets with JPMorgan)

          COMPLIANCE AND TREASURY--CORE SERVICE SET (INCLUDING PREPARATION, REVIEW, AND DISTRIBUTION OF THE FOLLOWING: )
          Daily 1940 Act Compliance Monitoring
          Daily Prospectus/SAI and Board Directive Compliance Monitoring Provide Form N-1A and Proxy Filing Data
          Budgeting Expense Accruals and Review and Submit for Approval (as necessary) Cash Disbursements
          Administration of deferred Directors' compensation plan
          Audit and Regulatory Examination Co-ordination and Support
          REPORTING
          Quarterly Board Reporting
          Monthly Management Reporting
          Monthly Survey Reporting
          Web-site Reporting
          Portfolio Turnover
          Monthly Performance Reporting
          Blue Sky Reporting, Registration and Monitoring
          Prepare and File Form 24f-2 (Open End Funds)
          Serve as an Officer of the Funds and Attend Board Meetings
          Obtain EINs and CUSIP Numbers

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COMPLIANCE & TREASURY - ADDITIONAL SERVICES
ADDITIONAL SERVICES CURRENTLY USED BY MORGAN
STANLEY

1940 ACT COMPLIANCE MONITORING                              No charge
Rule 18/f/10666
Fund Mergers / Liquidations                                 No charge
TOTAL RETURN PERFORMANCE REPORTING
Pre-Tax Reporting (monthly)                                 No charge
Pre & Post Tax Reporting (annually)                         No charge
Customized Programming                                      At Cost
Out of Pocket Expenses                                      At Cost

          TAX CORE SERVICE SET (INCLUDING PREPARATION, REVIEW, AND DISTRIBUTION OF THE FOLLOWING:)
          Fiscal and excise tax provisions (includes all standard book adjustments (except those noted in optional services))
          Fiscal, state and excise tax returns
          Preparation of form 1099 including all year end re-characterizations Preparation of form 1099-MISC to persons other than corporations (i.e., Directors)
          Tax basis year end shareholder reporting
          Quarterly IRS asset diversification and annual good income tests Periodic distributions (non-daily dividend excluded)
          Quarterly tax exempt asset test and annual foreign security asset test TAX DISCLOSURE
          ROC SOP
          Tax Footnote
          Applicable Tax 60 day notice information
          Review complex corporate action for tax implications

TAX - ADDITIONAL SERVICES
ADDITIONAL SERVICES CURRENTLY USED BY MORGAN
STANLEY

Tax Equalization                                            No charge
REIT Analysis (Nonstandard Book Tax Adjustments)            No charge
Partnership Holdings (Non-standard Book Tax Adjustments)    No charge
Mid Year Income and/or Capital Gains Estimates              No charge
Dividend and Distribution Calculations (monthly or more     No charge
frequent)
REMIC OID Analysis (Non-standard Book Tax Adjustments)      No charge
Customized Programming                                      At Cost

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TAX - ADDITIONAL SERVICES

Out of Pocket Expenses                                      At Cost

          FINANCIAL REPORTING CORE SERVICE SET (INCLUDES PREPARATION, REVIEW, AND DISTRIBUTION OF THE FOLLOWING: )

          CO-ORDINATION, PREPARATION AND REVIEW OF FINANCIAL STATEMENTS (ANNUAL AND SEMI-ANNUAL), INCLUDING:
          - Statement of Investments, Statement of Assets & Liabilities, Statement of Operations
          -    Statement of Changes in Net Assets, Statement of Cash Flows
          -    Financial Highlights
          -    Notes to Financial Statements
          -    Review of MD&A
          - Preparation and review of line graphs and performance information Preparation, review and filing of SEC Form N-SAR and Form N-CSR

FINANCIAL REPORTING - ADDITIONAL SERVICES
ADDITIONAL SERVICES CURRENTLY USED BY MORGAN
STANLEY

Quarterly Reporting Services (Form N-Q)                     No charge
Additional Production Drafts (greater than 4)               No charge

Customized Programming                                      At Cost
Out of Pocket Expenses                                      At Cost

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Fund Accounting Fee Schedule:

Open End Funds

     Whichever is the GREATER amount, (1) fund complex minimum, or (2) basis point charge plus additional revenue components (see itemized list below).

(1)  FUND COMPLEX MINIMUM CALCULATED AS FOLLOWS:

-    Number of "Straight Forward" funds * $35,000, plus

-    Number of "Standard" funds * $40,000, plus

-    Number of "Complex" funds * $85,000

     JPMorgan would categorize the Morgan Stanley book of Open End funds as follows: 2 Straight Forward funds, 62 Standard funds, and 12 Complex funds. (DETAILS OF FUND CATEGORIZATION WILL BE PROVIDED)

     (2)  BASIS POINT CHARGE CALCULATED AS FOLLOWS:

     Open End Funds: 1.26bps on first $40bln, 1.2bps on next $10bln, 1bps on all assets over $50bln. (Basis point charge will be applied to the aggregate level of Morgan Stanley Open End fund assets with JPMorgan)

          DAILY FUND ACCOUNTING - CORE SERVICE SET
          Standard/Automated Inputs
          Trade Processing
          Capital Stock Processing
          Expense Processing
          Portfolio Income Recognition
          Corporate Actions Processing
          Daily Market Value Calculations utilizing automated price vendors Standard/Automated Reporting & Deadlines
          NAV Calculation (single class)
          Standard NAV Delivery Timeframe (Based on market close)
          Rate Calculation for daily distributing funds
          NAV/Rate reporting to four parties
          Fund Information Reporting to Client & 3rd Party Reporting Agency Risk Reporting (e.g., Statistics, Past Due Income, etc.)
          Daily Cash Reconciliation
          Weekly Asset Reconciliation
          Monthly SEC Yield calculations
          Other Core Services
          External Audit, SAS 70 & Client Due Diligence Co-ordination
          Generally Accepted Accounting Principles and Materially Thresholds to Support a daily valuation environment

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FUND ACCOUNTING - ADDITIONAL SERVICES
ADDITIONAL SERVICES CURRENTLY USED BY MORGAN
STANLEY

Additional Classes of shares                                No charge
Fair Market Value Calculations                              No charge
Market Value Calculations utilizing Manual Price Vendors    No charge
Non-standard delivery timeframe of NAV's/Rates              No charge
Manual End of Day NAV/Rate Reporting                        No charge
End of Day NAV/Rate Delivery for more than Four Parties     No charge
Additional Classes of shares                                No charge
Materiality thresholds below market accepted levels based   No charge
on Industry Standards
Monthly SEC yield calculations                              No charge
Projection of income & expenses                             No charge

Customized Programming                                      At Cost
Out of Pocket Expenses                                      At Cost

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